September 12, 2005

Smart Online, Inc.
2530 Meridian Parkway
Durham, North Carolina 27713

Gentlemen:

Effective on September 13, 2005 with the election of a new director, the undersigned hereby resigns as Vice President and from the Board of Directors of Smart Online, Inc. No dispute about any operations, policies or practices of Smart Online, Inc. caused this resignation. My resignation is caused solely by my desire to facilitate the recruitment of a Board of Directors that has more directors who qualify as “independent” directors under the rules of the Securities and Exchange Commission, as well as exchanges and trading markets.

Very truly yours,

/s/ Ronna C. Loprete

Ronna C. Loprete